                                                                   EXHIBIT 10.66






                                LICENSE AGREEMENT
                                     BETWEEN
                                 COMBICHEM, INC.
                                       AND
                        CHIROCHEM DISCOVERY SERVICES LLC






*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Act.

                                TABLE OF CONTENTS


                                                                              PAGE
1. DEFINITIONS...................................................................1

        1.1    Defined Terms.....................................................1
        1.2    "Chiral Compound".................................................2
        1.3    "ChiroChem Technology"............................................2
        1.4    "Chirotech Technology"............................................2
        1.5    "CombiChem Technology"............................................2
        1.6    "CT License ".....................................................2
        1.7    "Field"...........................................................2
        1.8    "Licensed Product"................................................2
        1.9    "Net Sales".......................................................2
        1.10   "Patent Rights"...................................................2
        1.11   "Technology"......................................................3

2. GRANT OF LICENSES.............................................................3

        2.1    Grant to ChiroChem................................................3
        2.2    Retained Rights...................................................3
        2.3    Access............................................................3
        2.4    Third-Party Obligations...........................................3
        2.5    Grant to CombiChem................................................4

3. ROYALTIES.....................................................................4

        3.1    Royalties to CombiChem............................................4
        3.2    Payments..........................................................4

4. REPORTS AND RECORDS...........................................................4

        4.1    Records...........................................................4
        4.2    Reports...........................................................5
        4.3    Inspection Costs..................................................5

5. INFRINGEMENT..................................................................5

        5.1    Notice............................................................5
        5.2    Avoiding Infringement.............................................6

6. TERMINATION OR SOLE CONTROL OF CHIROCHEM......................................6

        6.1    Termination or Sole Control of ChiroChem and Effects Thereof......6
        6.2    Prior Rights and Obligations......................................7

7. CONFIDENTIALITY...............................................................7

        7.1    Confidentiality...................................................7
        7.2    Exceptions........................................................8
        7.3    Return of Confidential Information................................8

8. REPRESENTATIONS AND WARRANTIES................................................8

        8.1    CombiChem Representations and Warranties..........................8
        8.2    ChiroChem Representations and Warranties..........................9

9. INDEMNIFICATION...............................................................9

        9.1    Indemnification...................................................9
        9.2    Notice of Claims.................................................10

10. EXPORT CONTROLS.............................................................10

        10.1   Compliance With Laws.............................................10

11. MISCELLANEOUS PROVISIONS....................................................10

        11.1   Agency...........................................................10
        11.2   Assignment.......................................................10
        11.3   Further Actions..................................................11
        11.4   Notices..........................................................11
        11.5   Amendment; Approval..............................................12
        11.6   Waiver...........................................................12
        11.7   Counterparts.....................................................12
        11.8   Descriptive Headings.............................................12
        11.9   Governing Law; Venue; Dispute Resolution, Arbitration............12
        11.10  Severability.....................................................12
        11.11  Entire Agreement of the Parties..................................13

                                LICENSE AGREEMENT


        THIS LICENSE AGREEMENT (this "Agreement") dated as of December 1, 1998, the ("Effective Date"), is by and between COMBICHEM, INC. ("CombiChem"), a Delaware corporation, and CHIROCHEM DISCOVERY SERVICES LLC ("ChiroChem"), a California limited liability company.

        WHEREAS, CombiChem JVR, Inc. ("CombiSub"), a wholly-owned subsidiary of CombiChem, and Chirotech Limited ("ChiroSub"), a wholly-owned subsidiary of Chirotech Technology Limited ("CT Limited"), are the two members of ChiroChem, which was formed pursuant to that certain Limited Liability Company Operating Agreement of ChiroChem Discovery Services LLC dated as of December 1, 1998 (the "LLC Agreement");

        WHEREAS, CombiChem has developed, been licensed from a third party and/or owns certain drug discovery technology and intellectual property rights, including chemical library design software, multi-parallel synthesis and purification methods, chemical libraries suitable for high throughput biological screening assays and medicinal chemistry (collectively, the "CombiChem Technology") useful for the design and production of single compound chemical libraries;

        WHEREAS, CombiChem desires to license the CombiChem Technology to ChiroChem on the terms set forth in this Agreement;

        WHEREAS, ChiroChem desires to obtain a license to the CombiChem Technology on the terms set forth in this Agreement;

        WHEREAS, ChiroChem desires to license certain technology created by ChiroChem resulting from the CombiChem Technology or the Chirotech Technology to CombiChem on the terms set forth in this Agreement; and

        WHEREAS, CombiChem desires to obtain a license to certain technology created by ChiroChem from the CombiChem Technology or the Chirotech Technology on the terms set forth in this Agreement.

        NOW, THEREFORE, CombiChem and ChiroChem (the "parties") agree as follows:


                                       1.

                                   DEFINITIONS

        1.1 Defined Terms. When used in this Agreement each of the following terms shall have the meaning set forth in this Article 1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the LLC Agreement. Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and references to natural persons shall include bodies corporate.

        1.2 "CHIRAL COMPOUND" shall mean a chemical compound manufactured by or on behalf of ChiroChem pursuant to rights granted in this Agreement and the CT License.

        1.3 "CHIROCHEM TECHNOLOGY" shall mean the technology created by ChiroChem during the Initial Term or any extension thereof which includes, and is derivative of, the CombiChem Technology or the Chirotech Technology.

        1.4 "CHIROTECH TECHNOLOGY" shall mean the technology licensed by CT Limited to ChiroChem under the CT License.

        1.5 "COMBICHEM TECHNOLOGY" shall mean the Technology described in greater detail in Exhibit 1 hereto.

        1.6 "CT LICENSE " shall mean that certain License Agreement between CT Limited and ChiroChem, executed on or about the Effective Date of this Agreement.

        1.7 "FIELD" shall mean the use of Chirotech Technology and CombiChem Technology to create libraries of Chiral Compounds for use in the pharmaceutical, *** .

        1.8 "LICENSED PRODUCT" shall mean any product that is covered in whole or in part by a claim in Patent Rights (as the case may be) included in the CombiChem Technology or the Chirotech Technology; or any product manufactured by or using a process that is covered in whole or in part by a claim in Patent Rights (as the case may be) included in the CombiChem Technology or the Chirotech Technology; or any product based on, developed or synthesized with or which makes use of all or a portion of the Technology (as the case may be) included in the CombiChem Technology or the Chirotech Technology, or any services rendered by ChiroChem that relate to the CombiChem Technology, or the Chirotech Technology.

        1.9 "NET SALES" shall mean the gross amount invoiced by or on behalf of ChiroChem and its Affiliates and distributors for the sale of Licensed Products, less (to the extent included in gross invoiced sales) the amount of: (a) customary trade, cash and quantity discounts actually allowed and taken; (b) allowances actually given for returned or rejected products; (c) actual charges for bad debts; (d) freight and insurance if included in the price; (e) government mandated and other rebates; and (f) value added tax, sales, use or turnover taxes, excise taxes and customs duties included in the invoiced price.

        1.10 "PATENT RIGHTS" shall mean any of the patents and patent applications applicable to Technology identified in Exhibit 1, and in respect of such patents and patent applications, all corresponding Patent Co-operation Treaty applications, European Patent Convention applications or applications under similar administrative international conventions, and corresponding national patents and patent applications, together with any divisional, continuation (but not a



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Confidential Treatment and filed separately with the Commission.



                                       2.

continuation-in-part), substitution, reissue, extension, supplementary protection certificate or other application based thereon.

        1.11 "TECHNOLOGY" shall mean the technology described in Exhibit 1 hereto (as such Exhibit may be modified or supplemented from time to time by mutual written agreement of parties), and all ideas, know-how, trade secrets, data, inventions, discoveries and other proprietary rights in and to such technology, including Patent Rights applicable to such technology, that CombiChem elects to provide to ChiroChem under this Agreement.


                                       2.

                                GRANT OF LICENSES

        2.1 Grant to ChiroChem. Subject to such use being provided under the direction of a CombiChem employee pursuant to the CombiChem Services Agreement or some other similar agreement, CombiChem hereby grants to ChiroChem, and ChiroChem hereby accepts from CombiChem, a royalty-bearing, worldwide, co-exclusive license (exclusive to ChiroChem and to CombiChem and CombiChem's Affiliates), with no right to sublicense, to use the CombiChem Technology to make, have made, use, import and sell Licensed Products solely in the Field.

        2.2 Retained Rights. CombiChem and its Affiliates retain the worldwide right under the CombiChem Technology to make, have made, use, import, sell and license products, including libraries of chemical compounds, for any use and any indication in any field; provided that, until the termination of this Agreement pursuant to Section 6 hereof, CombiChem and its Affiliates shall not use the Technology described in Exhibit 1 (as amended from time to time) to design, synthesize and market libraries of chiral chemical compounds for sale or license to third parties, though CombiChem and its Affiliates retain the right to use such Technology for their internal use and to satisfy any obligations they may have under any of their collaboration agreements with third parties (whether currently existing or entered into in the future) with respect to libraries of chemical compounds other than libraries of chiral chemical compounds.

        2.3 Access. Promptly after the Effective Date, and thereafter during the term of this Agreement, the FTEs provided to ChiroChem by CombiChem (or some other party), pursuant to the CombiChem Services Agreement (or some other agreement) shall have complete access to the CombiChem Technology provided that such access is under the direction of a CombiChem employee.

        2.4 Third-Party Obligations. If any components of the CombiChem Technology are subject to restrictions or obligations imposed on CombiChem by third-party licensors, CombiChem shall disclose such restrictions or obligations to ChiroChem in writing, in Exhibit 1 or thereafter in timely fashion, if such restrictions or obligations restrict the use to which ChiroChem can put such components of the CombiChem Technology (e.g., restrict the field of use) or if they entail royalty or payment obligations to a third-party licensor, whether or not ChiroChem shall be obligated to pay such royalty or payment obligations. ChiroChem shall



                                       3.

abide by any such disclosed field-of-use restrictions or similar restrictions; provided that, as to royalty or payment obligations to third-party licensors, CombiChem, not ChiroChem, shall be liable for, and shall pay, such obligations to such third parties when due (subject to the provisions in Section 6.1) unless otherwise agreed in writing.

        2.5 Grant to CombiChem. ChiroChem hereby grants to CombiChem, and CombiChem hereby accepts from ChiroChem, a royalty-free, worldwide, non-exclusive license, with no right to sublicense, to use the ChiroChem Technology in connection with any Research Opportunity (as defined in that certain Cooperation Agreement between the parties, among others, dated as of the date hereof).


                                       3.

                                    ROYALTIES

        3.1 Royalties to CombiChem. In consideration for the rights granted under this Agreement, ChiroChem shall pay to CombiChem an amount equal to *** of Net Sales until the cumulative Net Sales exceed *** and thereafter an amount equal to *** of Net Sales. The parties agree that this represents a commercially reasonable royalty rate for the license of the CombiChem Technology under this Agreement.

        3.2 Payments. ChiroChem's payments of royalties to CombiChem in accordance with Section 3.1 will be due and payable within thirty (30) days after the end of each calendar quarter (March 31, June 30, September 30, and December 31) commencing with the first calendar quarter in which Net Sales shall occur, if and to the extent ChiroChem has sufficient cash on hand at the time such payments are due to pay such royalties and any royalties due at such time to CT Limited under the CT License. If in the reasonable judgment of the Board of Managers, ChiroChem lacks sufficient cash at such time to pay such royalties in full, ChiroChem's unpaid royalty obligations shall accrue, together with interest thereon in the amount of twelve percent (12%) per annum (or such lesser amount if required by law) from the date such royalties were initially due and payable until they are paid, and ChiroChem shall pay such royalties and accrued interest as soon as such cash becomes available. Such payments shall be made in United States Dollars to the address or bank account designated by CombiChem. If any currency conversion is required in connection with the payment of amounts hereunder, such conversion shall be made by using the exchange rate as quoted by the Wall Street Journal (U.S.A. Edition) on the last business day of the calendar quarter to which such payments relate. Payments hereunder shall be subject to any applicable, legally required withholding or other taxes.



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*** Portions of this page have been omitted pursuant to a request for
Confidential Treatment and filed separately with the Commission.



                                       4.

                                       4.

                               REPORTS AND RECORDS

        4.1 Records. ChiroChem shall keep (for at least six (6) years after the making of a royalty payment hereunder) complete and accurate books of account containing all particulars which may be reasonably necessary for CombiChem to confirm the accuracy of all payments of royalties due hereunder. At the written request of CombiChem, ChiroChem shall make such books and particulars available during normal business hours, upon reasonable notice, for inspection by an independent certified public accountant retained by CombiChem for the purpose of verifying ChiroChem's payments of royalties and the accuracy of ChiroChem's reports related thereto. Such inspections shall be limited solely to those matters directly related to royalty obligations under this Agreement.

        4.2 Reports. Within thirty (30) days after December 31 of each year in which Net Sales occur, ChiroChem shall deliver to CombiChem true and accurate reports giving such particulars of the business conducted by ChiroChem during the preceding twelve (12) month period under this Agreement as are pertinent to a royalty accounting under this Agreement.
These reports shall include at least the following:

               (a) All Licensed Products manufactured and sold, by country;

               (b) Total billings for Licensed Products sold by or on behalf of ChiroChem and its Affiliates and any distributors;

               (c) Deductions applicable and calculations leading to Net Sales;

               (d) Total royalties due to CombiChem for such year; and

               (e) The aggregate amount of any withholding taxes deducted from the payment made in satisfaction of the royalties stated pursuant to (d) above.

        In addition to the above-described annual report, within thirty (30) days after the end of the three other calendar quarters (March 31, June 30, and September 30) commencing with the first calendar quarter in which Net Sales occur, ChiroChem shall deliver to CombiChem a true and accurate report describing at least total billings for Licensed Products in the quarter to which such report pertains, Net Sales, and total royalties due CombiChem for such quarter (whether or not ChiroChem actually pays such royalties at such time).

        4.3 Inspection Costs. If an inspection conducted on behalf of CombiChem pursuant to Section 4.1 reveals that ChiroChem has made an error of seven percent (7%) or more in ChiroChem's favor in the payment due CombiChem for the year to which the inspection pertains, ChiroChem shall reimburse CombiChem for the cost of the inspection.



                                       5.

                                       5.

                                  INFRINGEMENT

        5.1 Notice. CombiChem and ChiroChem shall promptly notify the other of any potential infringement of or misappropriation by a third party of the CombiChem Technology. CombiChem shall have the right, but not the obligation, at its expense, to bring, defend and maintain any proceeding it deems advisable involving any such infringement or misappropriation and shall retain all recovery from any infringer. ChiroChem shall have the right, but not the obligation, at its expense, to bring, defend and maintain any proceeding it deems advisable involving any such infringement or misappropriation if CombiChem does not bring, defend or maintain any such proceeding; ChiroChem shall retain all recovery from any infringer if it brings any such proceeding.

        5.2 Avoiding Infringement. ChiroChem shall use reasonable efforts to avoid infringement of patent rights and other intellectual property rights of any third party in the research, development and commercialization of the CombiChem Technology and Licensed Products.


                                       6.

                    TERMINATION OR SOLE CONTROL OF CHIROCHEM

        6.1 Termination or Sole Control of ChiroChem and Effects Thereof. This Agreement shall terminate upon the termination of ChiroChem or when it is no longer the case that both ChiroSub (or an Affiliate) and CombiSub (or an Affiliate) are members in ChiroChem ("Sole Control"); provided, however, that the license granted in Section 2.1 above shall survive termination of this Agreement insofar as, and only to the extent that, such license relates to and enables the continued manufacture and sale of libraries of Chiral Compounds developed by or on behalf of ChiroChem prior to the termination of this Agreement ("ChiroChem Libraries"). The rights to such ChiroChem Libraries following the termination of ChiroChem shall be determined in accordance with the provisions of the LLC Agreement. The entity(ies) retaining or receiving rights to commercialize such ChiroChem Libraries following Sole Control or the termination of ChiroChem shall succeed to the license rights granted to ChiroChem in Section 2.1 of this Agreement solely to the extent necessary to commercialize such ChiroChem Libraries developed under the LLC Agreement, but such entity(ies) shall have no further obligations to pay royalties to CombiChem under Section 3.1 of this Agreement in connection with the sale of such ChiroChem Libraries; provided, however, that, as a condition of such limited continuation of the license granted herein, (i) such successor entity(ies) shall pay and account for any royalty or payment obligations due to any third-party licensors (excluding Affiliates of CombiChem) in connection with any third-party licenses to CombiChem of any component of CombiChem Technology ("Third-Party Obligations") to the extent such Third-Party Obligations pertain to sales of ChiroChem Libraries by such successor entity(ies), if but only if CombiChem had previously disclosed such royalty or payment obligations in writing to ChiroChem as provided in



                                       6.

Section 2.4; and (ii) such successor entity(ies) shall succeed to, be bound by and perform the obligations of ChiroChem under Articles 7, 9, 10 and 11 of this Agreement. The successor entity(ies) shall make any such payments and accountings directly to such third-party licensor(s) at the address(es) to be provided by CombiChem, with copies of such payments and accountings to CombiChem. As one of the conditions of the survival of the licenses granted in
Section 2.1, CombiChem shall retain the right to enforce against the successor entity(ies) (a) the payment of and accounting for such Third-Party Obligations, and (b) the obligations under Articles 7, 9, 10 and 11, in accordance with the terms of this Agreement. If CombiChem fails to disclose applicable Third-Party Obligations to ChiroChem as provided in Section 2.4, CombiChem, but not the successor entity(ies), shall be liable for and shall pay such Third-Party Obligations.

        As a hypothetical example of the above-described effects of Sole Control or the termination of ChiroChem on the license granted in this Agreement (solely for the sake of clarification), if ChiroSub were to acquire the interest of CombiSub in ChiroChem in accordance with the LLC Agreement, ChiroChem would thereafter have a license under the CombiChem Technology to make, use and sell copies of ChiroChem Libraries developed by or on behalf of ChiroChem prior to the termination of this Agreement, but ChiroChem would have no other rights or license under the CombiChem Technology to make, use or sell new libraries of compounds not previously developed by or on behalf of ChiroChem. If ChiroChem were then to terminate, ChiroSub would thereafter have a license (succeeding to the interest of ChiroChem) under the CombiChem Technology to make, use and sell copies of ChiroChem Libraries developed by or on behalf of ChiroChem prior to the termination of ChiroChem, but ChiroSub would have no other rights or license under the CombiChem Technology, including (without limitation) no right or license under the CombiChem Technology to make, use or sell new libraries of compounds not previously developed by or on behalf of ChiroChem. ChiroSub would have no obligation to pay royalties to CombiChem under Section 3.1 in connection with the sale of ChiroChem Libraries, but it would be required, as a condition of its limited license under the CombiChem Technology, to pay any Third-Party Obligations incurred in connection with such sales (directly to the third party) if CombiChem had previously disclosed such Third-Party Obligations to ChiroChem as provided in Section 2.4. ChiroSub's limited license under the CombiChem Technology would automatically terminate upon its cessation of the sale of ChiroChem Libraries (or sooner in the event of its unremedied breach of obligations hereunder). All rights in the Licensed Technology would then automatically revert to CombiChem.

        Upon termination or Sole Control of ChiroChem, (i) CT Limited and CombiChem shall cooperate to prepare and execute such instruments as are reasonably necessary to give effect to the above and (ii) only to the extent reasonably necessary for the successor entity(ies) to execute the limited license rights described above, CombiChem shall provide, at its direct cost, at least one (1) FTE skilled in the use of the CombiChem Technology to assist and enable the successor entity(ies), as necessary, to continue the manufacture of ChiroChem Libraries as provided above.

        6.2 Prior Rights and Obligations. Termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such termination.



                                       7.

                                       7.

                                 CONFIDENTIALITY

        7.1 Confidentiality. During the term of this Agreement and for a period of five (5) years thereafter (and longer to the extent license rights continue under Section 6.1), ChiroChem shall hold, and it shall require ChiroSub and ChiroSub's Affiliates to hold, in confidence and not use for any purpose, except as expressly permitted in writing by CombiChem, or disclose to any third party (except as necessary to reliable employees and to ChiroSub, CombiSub and their Affiliates and their employees under similar secrecy obligations) all CombiChem Technology (whether disclosed in written or oral form) and other confidential or proprietary information provided by CombiChem to ChiroChem. ChiroChem, ChiroSub and ChiroSub's Affiliates shall make no research or commercial use of the CombiChem Technology except for the purpose of this Agreement and the LLC Agreement; provided, however, that these obligations shall not apply under the circumstances described in Section 6.1.

        7.2 Exceptions. The obligations of confidentiality set forth in Section
7.1 shall not apply to the extent that ChiroChem can demonstrate: (a) that the disclosed information was in the public domain at the time of disclosure, or thereafter became part of the public domain, other than as a result of actions of ChiroChem, ChiroSub, ChiroSub's Affiliates or anyone (other than CombiSub) to whom they disclosed such information; (b) by its written records, that the disclosed information was rightfully known by ChiroChem (excluding CombiChem and its Affiliates), ChiroSub or its Affiliates prior to the date of disclosure; (c) the disclosed information was received by ChiroChem, ChiroSub or any of its Affiliates from a third party not under a duty of confidentiality to CombiChem or any of its Affiliates; (d) by its written records, that the disclosed information was independently developed by ChiroChem, ChiroSub or any of its Affiliates without use of the disclosed information; or (e) the disclosure is required by law, regulation or government or judicial order, provided, however, that CombiChem is given notice prior to any such disclosure sufficient to enable it to try to obtain confidential treatment of such information; provided further that information disclosed under this exception (e) shall continue otherwise to be subject to Section 7.1 following such disclosure unless exception (a) thereafter applies.

        7.3 Return of Confidential Information. Upon termination of this Agreement, and subject to Section 7.2 above, at the written request of CombiChem, ChiroChem will return, destroy or delete all confidential or proprietary information received from CombiChem and its Affiliates, all documents and electronic databases to the extent incorporating such confidential or proprietary information, and all copies thereof, provided that ChiroChem may retain (in hard copy and on-line) one (1) copy of such confidential or proprietary information solely for archival purposes and for no other use.



                                       8.

                                       8.

                         REPRESENTATIONS AND WARRANTIES

        8.1 CombiChem Representations and Warranties. CombiChem hereby represents and warrants as follows:

               (a) CombiChem has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein.

               (b) CombiChem is not a party to any agreement with any third party which prevents CombiChem from fulfilling any of its material obligations under the terms of this Agreement.

               (c) CombiChem has sufficient right, title or interest in the CombiChem Technology to grant the rights granted herein. To the present knowledge of the Chief Executive Officer of CombiChem (as of the Effective Date of this Agreement), no third party has claimed to CombiChem that the CombiChem Technology infringes any third-party patent rights or other intellectual property rights. The CombiChem Technology may, however, be subject to certain obligations to third parties to be disclosed by CombiChem in accordance with
Section 2.4.

               (d) COMBICHEM HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE COMBICHEM TECHNOLOGY OR ANY LICENSED PRODUCT BASED THEREON, OR ANY REPRESENTATION OR WARRANTY THAT THE COMBICHEM TECHNOLOGY OR ANY LICENSED PRODUCT ENCOMPASSING THE COMBICHEM TECHNOLOGY WILL NOT INFRINGE ANY THIRD PARTY'S PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

        8.2 ChiroChem Representations and Warranties. ChiroChem hereby represents and warrants as follows:

               (a) ChiroChem has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein.

               (b) ChiroChem is not a party to any agreement with any third party which prevents ChiroChem from fulfilling any of its material obligations under the terms of this Agreement.

               (c) ChiroChem will comply in all material respects with the terms of the license granted to it under this Agreement and with all federal, state and local laws, rules and regulations applicable to the development, manufacture, distribution, import and export and sale of Licensed Products.



                                       9.

                                       9.

                                 INDEMNIFICATION

        9.1 Indemnification. ChiroChem shall defend, indemnify and hold CombiChem and its directors, officers, employees, and agents (the "Indemnitees") harmless from and against any and all loss, claims, damages, liabilities joint and several, expenses, judgments, fines, settlements and other amounts arising from any and all claims (including reasonable legal expenses and reasonable attorneys' fees), demands, actions, suits or proceedings (civil, criminal, administrative or investigative) of any kind, on any theory, in which an Indemnitee may be involved, as a party or otherwise, based on or arising out of actions undertaken in the exercise of rights granted under this Agreement, including, without limitation, the research, development, commercialization, sale or use of Licensed Products; provided that ChiroChem shall not be obligated to Indemnitees under this Section 9.1 to the extent such claims, demands, actions, suits or proceedings are based on or arise out of CombiChem's breach of its representations or warranties in Section 8.1 above. The indemnification of CombiChem by ChiroChem under this Section shall in no way be construed to grant any indemnification rights which are otherwise excepted from indemnification in any of the Combi Ancillary Agreements.

        Expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding described above shall be paid by ChiroChem in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by ChiroChem as authorized hereunder.

        The indemnification and other obligations described above in this
Section 9.1 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, or as a matter of law, or otherwise.

        9.2 Notice of Claims. The Indemnitee shall notify ChiroChem promptly in writing of any claims, demands, actions or suits against it of the sort described above and shall cooperate reasonably with ChiroChem, at ChiroChem's expense, in the defense of any such claims, demands, actions and suits, which defense shall be controlled by ChiroChem; provided that the Indemnitee shall at all times have the right to participate in such defense at its own expense (or at ChiroChem's expense should ChiroChem fail to perform its obligations under
Section 9.1).


                                       10.

                                 EXPORT CONTROLS

        10.1 Compliance With Laws. ChiroChem shall not sell, transfer, export or reexport any technology licensed hereunder, except in compliance with all applicable laws, including the export laws of any government agency of the United States or the United Kingdom and any regulations thereunder, and will not sell, transfer, export or reexport any of the technology



                                      10.

licensed hereunder to any persons with regard to which there exist grounds to suspect or believe that they are violating such laws or regulations. ChiroChem shall be solely responsible for obtaining all licenses, permits and authorizations required from any other government agency for the export or reexport of such technology or Licensed Products.


                                       11.

                            MISCELLANEOUS PROVISIONS

        11.1 Agency. Neither party is, nor shall be deemed to be, an employee, agent, co-venturer or legal representative of the other party for any purpose. Neither party shall be entitled to enter into any contracts in the name of, or on behalf of the other party, nor shall either party be entitled to pledge the credit of the other party in any way or hold itself out as having the authority to do so.

        11.2 Assignment. Subject only to Section 6.1 of this Agreement (and on the terms and conditions set forth therein), ChiroChem may not assign or otherwise transfer this Agreement or any rights or obligations set forth herein without the prior written approval of CombiChem, which CombiChem may grant or withhold in its discretion. CombiChem can assign this Agreement at any time to any Affiliate or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates. This Agreement shall be binding upon the successors and permitted assignees of the parties, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assignees to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section shall be void.

        11.3 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        11.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received
(a) upon personal delivery; (b) upon receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the recipients at their addresses as listed below (or at such other address for a recipient as a party shall specify by notice in accordance with this Section); or (c) upon confirmed delivery by express commercial courier service (receipt verified) to the recipients at their addresses as listed below (or at such other address for a recipient as a party shall specify by notice in accordance with this Section):

        If to ChiroChem, addressed to:      ChiroChem Discovery Services LLC
                                            9050 Camino Santa Fe
                                            San Diego, CA  92121
                                            Attention:  Board of Managers



                                      11.

        With a copy to:                     CombiChem JVR, Inc.
                                            9050 Camino Santa Fe
                                            San Diego, CA  92121
                                            Attention:  President

        And to:                             Chirotech Limited
                                            Cambridge Science Park
                                            Milton Road
                                            Cambridge CB4 4WE
                                            Attn:  Secretary

        And to:                             Brobeck Phleger & Harrison LLP
                                            550 West C Street, Suite 1300
                                            San Diego, CA 92101-3532
                                            Attn:  Faye H. Russell, Esq.

        If to CombiChem, addressed to:      CombiChem, Inc.
                                            9050 Camino Santa Fe
                                            San Diego, CA 92121
                                            Attn:  President

        With a copy to:                     Chirotech Limited
                                            Cambridge Science Park
                                            Milton Road
                                            Cambridge CB4 4WE
                                            Attn:  Secretary

        And to:                             Brobeck Phleger & Harrison LLP
                                            550 West C Street, Suite 1300
                                            San Diego, CA 92101-3532
                                            Attn:  Faye H. Russell, Esq.

        Any copy of a notice shall be sent at the same time as the original notice.

        11.5 Amendment; Approval. No amendment, modification or supplement of any provision of the Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each party. No approval provided for in this Agreement shall be valid or effective unless confirmed in writing.

        11.6 Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

        11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.



                                      12.

        11.8 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

        11.9 Governing Law; Venue; Dispute Resolution, Arbitration. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of California. The parties shall attempt to resolve any dispute or controversy that should arise between them quickly and amicably. Any unresolved dispute or controversy between them arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the then-applicable commercial arbitration rules of the American Arbitration Association. Exclusive venue of any arbitration proceeding commenced by either party to enforce its rights hereunder shall be and remain in San Francisco, California, unless the parties mutually agree otherwise in writing. Judgment upon an arbitration award may be entered into, and enforced by, any court in any venue having jurisdiction thereof. The party substantially losing the arbitration proceeding shall bear the costs and expense of such arbitration and shall reimburse the other party for its reasonable expenses incurred in connection with the arbitration, including reasonable attorney's fees.

        11.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

        11.11 Entire Agreement of the Parties. Without limiting the effect of the LLC Agreement, the Cooperation Agreement, the CT License, the CombiChem Services Agreement, the CT Limited Services Agreement or the Chirotech Services Agreement, this Agreement, including Exhibit 1 attached hereto, constitutes and contains the complete, final and exclusive understanding and agreement of the parties hereto with respect to the subject matter hereof, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter hereof.

                [Remainder of This Page Intentionally Left Blank]



                                      13.

        IN WITNESS WHEREOF, CombiChem and ChiroChem have caused this Agreement to be duly executed as of the Effective Date set forth above.


CHIROCHEM DISCOVERY                     COMBICHEM, INC., a Delaware
SERVICES LLC, a California limited      corporation
liability company

By CHIROTECH LIMITED, a company         By:      /s/   Vicente Anido, Jr.
organized and existing under the              ----------------------------------
laws of England and Wales,              Name:    Vicente Anido, Jr.
Member                                         ---------------------------------
                                        Title:   President & CEO
                                               ---------------------------------
By:     /s/  Christine H. Soden
    ----------------------------------
Name:   Christine H. Soden
      --------------------------------
Title:  Director
       -------------------------------

And by COMBICHEM JVR, INC., a
Delaware corporation,
Member


By:       /s/  Vicente Anido, Jr.
    ----------------------------------
Name:    Vicente Anido, Jr.
       -------------------------------
Title:  President & CEO
       -------------------------------





                 [SIGNATURE PAGE TO COMBICHEM LICENSE AGREEMENT]

                                    EXHIBIT 1
                              COMBICHEM TECHNOLOGY

CombiChem hereby provides the following *** technology to ChiroChem under this License Agreement.

                                       ***







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*** Portions of this page have been omitted pursuant to a request for
Confidential Treatment and filed separately with the Commission.

               ***                 TECHNOLOGY

                                       ***











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*** Portions of this page have been omitted pursuant to a request for
Confidential Treatment and filed separately with the Commission.